SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

January 31, 2007

FALCON NATURAL GAS CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50229	88-0471263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Westchase Center, 2500 City West Blvd, Suite 300, Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 267-2240

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2007, Falcon Natural Gas Corporation, a Nevada corporation (the “Company”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with Cornell Capital Partners, LP (“Cornell”). The Forbearance Agreement is attached hereto as Exhibit 99.1. Pursuant to the terms of the Forbearance Agreement, the Company acknowledged that it is in default under two (2) previously issued convertible debentures, issued April 19, 2005 in the principal amount of $750,000 and issued October 17, 2005 in the principal amount of $7,000,000, respectively (collectively, the “Existing Debentures”) for, among other things, failure to make timely payments for principal and interest under the Existing Debentures and failing to timely register with the United States Securities and Exchange Commission the shares of common stock of the Company underlying the Existing Debentures. Under the Forbearance Agreement, Cornell agreed to waive on a one-time basis the above described defaults and to forebear from exercising its rights and remedies under the previous transaction documents executed in connection with the Existing Debentures. The Forbearance period commenced January 31, 2007 and will continue for so long as the following conditions are met: (i) the Company strictly complies with the terms of the Forbearance Agreement and (ii) there is no occurrence or existence of any event of default, other than the above described defaults under the previous transaction documents executed in connection with the Existing Debentures or any other agreement that the Company has entered into with Cornell.

Under the terms of the Forbearance Agreement, the Company agreed to revise previously issued Warrants No. CCP-1, CCP-2, CCP-3, CCP-4, CCP-5, CCP-6 and CCP-7 for the purchase of shares of the Company’s common stock, to reflect a revised exercise price equal to $0.10.

Under the terms of the Forbearance Agreement, the Company agreed to issue a new convertible debenture representing the Company’s obligation to repay the amounts owed to Cornell pursuant to the Existing Debentures. On January 31, 2007, the Company issued to Cornell a secured convertible debenture in the principal amount of $8,905,465, representing the outstanding principal balance under previously issued secured convertible debentures and accrued interest in an amount equal to $1,155,465. The secured convertible debenture is attached hereto as Exhibit 99.2. This secured convertible debenture has a three-year term, accrues interest at an annual rate of 8%, and is secured by (i) a security interest in all of the assets of the Company and each of the Company’s subsidiaries as evidenced by a prior Security Agreement, dated April 19, 2005, entered into by the Company, and (ii) a lien on certain equipment and real estate in the States of Louisiana, Texas and Oklahoma. The debenture is convertible at Cornell’s option any time up to maturity at a conversion price, at the sole option of the holder, equal to (i) $0.10 or (ii) 80% of the lowest volume weighted average price of the Company’s common stock during the 5 trading days immediately preceding a conversion date.

In addition, in connection with the Forbearance Agreement, the Company and Cornell entered into a Securities Purchase Agreement, dated January 31, 2007 (the “Securities Purchase Agreement”). The Securities Purchase Agreement is attached hereto as Exhibit 99.3. Pursuant to the Securities Purchase Agreement, the Company issued a secured convertible debenture to Cornell in the original principal amount of $600,000. The debenture has a three-year term, accrues interest at an annual rate of 8% and is secured by (i) a security interest in all of the assets of the Company and each of the Company’s subsidiaries as evidenced by a prior Security Agreement, dated April 19, 2005, entered into by the Company, and (ii) a lien on certain equipment and real estate in the States of Louisiana, Texas and Oklahoma. The debenture is convertible at Cornell’s option any time up to maturity at a conversion price, at the sole option of the holder, equal to (i) $0.10 or (ii) 80% of the lowest volume weighted average price of the Company’s common stock during the 5 trading days immediately preceding a conversion date.

Item 3.02 Unregistered Sale of Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibit No. Description

Exhibit	Description	Location

Exhibit 99.1	Forbearance Agreement dated as of January 31, 2007 between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 99.2	Secured Convertible Debenture dated January 31, 2007 issued to Cornell Capital Partners, LP in the principal amount of $8,905,465	Provided herewith

Exhibit 99.3	Securities Purchase Agreement dated as of January 31, 2007 between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 99.4	Secured Convertible Debenture, dated as of January 31, 2007 issued to Cornell Capital Partners, LP in the principal amount of $600,000	Provided herewith

Exhibit 99.5	Transfer Agent Instruction, dated January 31, 2007, by and among the Company and Worldwide Stock Transfer, LLC	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2007	FALCON NATURAL GAS CORP.

By: /s/ Saul S. Deutsch
Name: Saul S. Deutsch
Title: Chief Financial Officer